UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 23, 2023

BANC OF CALIFORNIA, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35522	04-3639825
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 MacArthur Place, Santa Ana, California	92707
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (855) 361-2262
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BANC	New York Stock Exchange

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 23, 2023, Banc of California, Inc. (the “Company”), the holding company for Banc of California, N.A. (the “Bank”), announced that Lynn Hopkins, Executive Vice President and Chief Financial Officer of the Company and the Bank, would transition from the Company and step down effective March 31, 2023. In connection with her transition, subject to entering into a General Release Agreement, Ms. Hopkins will receive severance payments equal to 100% of her annual base salary and 50% of her target bonus.

The departure of Ms. Hopkins did not result from any disagreement with the Company, and Ms. Hopkins will serve as CFO through March 31, 2023, to assist in the transition process.

Raymond Rindone, age 52, currently the Company’s Deputy Chief Financial Officer and Chief Accounting Officer, has been appointed Interim Chief Financial Officer, effective March 31, 2023. Mr. Rindone has more than 25 years of experience in the financial services and banking industry. He joined the Company from City National Bank, a $90 billion asset bank headquartered in Los Angeles, and a division of Royal Bank of Canada. Mr. Rindone had been with City National since 2006, where he served in a number of important finance roles, most recently as Deputy Chief Financial Officer. Previously he served as SVP of Financial Management. Prior to that, Mr. Rindone was employed by IndyMac Bancorp and certain of its subsidiaries, in a number of finance and accounting leadership roles, including Division CFO, Division Controller, and First Vice President, Financial Management. Mr. Rindone also served as CFO of Platinum Capital Group, Inc. He began his career as a Senior Consultant with Coopers & Lybrand, LLP (now PricewaterhouseCoopers LLP). Mr. Rindone holds a B.S. in Accounting from University of Southern California and is a Certified Public Accountant (inactive).

Mr. Rindone has no arrangement or understanding between him and any other person required to be disclosed pursuant to Item 401(b) of Regulation S-K and has no family relationships required to be disclosed pursuant to Item 401(d) of Regulation S-K.
A copy of the press release issued by the Company announcing the resignation of Ms. Hopkins and the appointment of Mr. Rindone is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.
99.1    Banc of California, Inc. Press Release dated February 23, 2023

104    Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANC OF CALIFORNIA, INC.
Date: February 23, 2023

/s/ Ido Dotan
Ido Dotan
Executive Vice President, General Counsel and Corporate Secretary